Exhibit 99.1

X4 PHARMACEUTICALS

	Candidate	Indication	Preclinical	Phase 1	Phase 2	Phase 3	Expected Milestones	Target Patient Populations
CHRONIC NEUTROPENIC DISORDERS (In-house)	Mavorixafor	**WHIM Syndrome** (Warts, Hypogammaglobulinemia, Infections and Myelokathexis)	Phase 3				Top-line data **4Q 2022**; NDA Submission **early 2H 2023**	>1,000 U.S.[1]
		Chronic Neutropenia (Congenital, Cyclic, and Idiopathic)	Phase 1b				Add'l data / regulatory update **1H 2023**	~50,000 U.S.[2]
	X4P-003	TBD						
ONCOLOGY (Partnering)	Mavorixafor	**Waldenström's Macroglobulinemia*** (double-mutation patients)	Phase 1b					>2,000 U.S.[3]
	X4P-002	Oncology indications*	IND-enabling					Other leukemias and lymphomas >25,000 U.S.[3]

*Programs only being advanced through partnership

1. Company market research. Qessential market research, 2019 and IPM.ai artificial intelligence study, 2020. 2. U.S. Prevalence Based on ICD-10 Code Research, Average Across 3 Years (2018, 2019, & 2021); >90% greater than 18 years of age, ~2/3 female, mixed G-CSF use; 3. *WM Epidemiology Analysis* The NemetzGroup.

1